UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2016

Cognex Corporation

(Exact Name of Registrant as Specified in Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

001-34218	04-2713778
(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of Principal Executive Offices)	(Zip Code)

(508) 650-3000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On July 22, 2016, Reuben Wasserman resigned from the Board of Directors of Cognex Corporation (the “Company”), effective as of the close of business on such day. Mr. Wasserman’s decision to resign did not involve any disagreement with the Company, the Company’s management or the Board of Directors.

(d) On July 22, 2016, the Board of Directors appointed Jerry A. Schneider as a director in the class whose term ends in 2018, to serve in accordance with the By-laws of the Company and until his successor is duly elected and qualified. Mr. Schneider will serve on the Audit Committee of the Board of Directors.

Mr. Schneider, age 68, is a business consultant and the former Chief Financial Officer of Vistage International, a CEO peer-advisory membership company, from 2004 to 2013. Prior to Vistage, Mr. Schneider was the Chief Financial Officer of Fresenius Medical Care—North America, a dialysis service and products company, from 1997 to 2004. Later he served as a Senior Vice President of Strategic Planning for Fresenius. Prior to Fresenius, Mr. Schneider was the Executive Vice President and Chief Financial Officer of GranCare, Inc., a healthcare company in the long-term care, assisted living and institutional pharmacy business, from 1994 to 1997. Mr. Schneider received his Juris Doctor from Loyola Law School and graduated with honors from the University of California at Berkeley where he received a BS in Accounting.

In connection with his appointment, Mr. Schneider will receive an initial stock option grant under the Company’s 2007 Stock Option and Incentive Plan that will vest in four annual installments. For his service on the Board and any committees of the Board, Mr. Schneider will receive the same compensation payable by the Company to its other non-employee directors for their service on the Board and committees as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2016. Mr. Schneider also will enter into the Company’s standard indemnification agreement, which has been previously entered into with each of the Company’s directors and the form of which has been filed by the Company with the SEC.

There is no arrangement or understanding between Mr. Schneider and any other person pursuant to which he was selected as a director, nor is the Company aware, after inquiry of Mr. Schneider, of any related-person transaction or series of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION

Date: July 28, 2016	By:	/s/ Richard A. Morin
		Name:	Richard A. Morin
		Title:	Executive Vice President of Finance and Administration, and Chief Financial Officer